Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated March 24, 2016 relating to the consolidated financial statements of Viveve Medical, Inc., which appears in the Annual Report on Form 10-K of Viveve Medical, Inc. for the year ended December 31, 2015 and our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated April 15, 2016 relating to the consolidated financial statements of Viveve Medical, Inc., which appears in the Registration Statement (No. 333-210816) on Form S-1 of Viveve Medical, Inc. dated April 18, 2016.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

September 16, 2016